Exhibit 99.17

EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VIRTUAL MEETING at the following Website: www.meetingcenter.io/284810290, on May 19 at 9:00 a.m. Eastern Time To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. The Password for this meeting is VIR2021 Please detach at perforation before mailing. PROXY CARD DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2021 Common Stock THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints Jennifer Fromm, George R. Aylward and Kevin Carr, and, each, of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held virtually at the following Website: www.meetingcenter.io/284810290 on May 19, 2021 at 9:00 a.m., Eastern Time. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. The Password for this meeting is VIR2021, and at any and all adjournments thereof (the "Meeting"), to vote all shares of Duff & Phelps Select MLP and Midstream Energy Fund Inc., which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions indicated herein.. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. This proxy is solicited on behalf of the Board of Directors of Duff & Phelps Select MLP and Midstream Energy Fund Inc. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, this proxy will be voted "FOR" the Proposals. The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement for the Meeting. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. DSE_31987_031521 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held virtually on May 19, 2021
The Proxy Statement is available at:
https://www.proxy-direct.com/vir-31987

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A **Proposals** **The Board of Directors recommends a vote "FOR" the proposals:**

		FOR	AGAINST	ABSTAIN
1.	Approval of the reorganization of the Fund into Virtus Duff & Phelps Select MLP and Energy Fund,a series of Virtus Alternative Solutions.	☐	☐	☐

		FOR	WITHHOLD
2a.	Election of Director (Class III): 01. Connie D. McDaniel	☐	☐
2b.	Election of Director (Class III): 01. Philip R. McLoughlin	☐	☐
2c.	Election of Director (Class III): 01. George R. Aylward	☐	☐

3. Transact such other business as may properly come before the Meeting, or any adjournments, postponements or delays thereof.

B **Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below**

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

Scanner bar code

xxxxxxxxxxxxxx DSE 31987 xxxxxxxx